PROMISSORY NOTE

$1,700,000.00	February 27, 2023

FOR VALUE RECEIVED, the undersigned KEYSTAR CORP., a Nevada corporation, having an address at 78 SW 7th Street, Suite 800, Miami, Florida 33130 (the “Maker”), hereby promises to pay to the order of JOHN LINSS, a resident of Nevada, having an address at 2717 Orchid Valley Drive, Las Vegas, Nevada 89134 (the “Holder”), the principal sum of One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00) (“Principal Sum”), together with interest on the outstanding balance hereof at the rate specified herein at the address of Holder, payable as follows:

1.Interest will accrue under this Promissory Note (the “Note”) at a rate equal to five percent (5%) per annum until paid in full. Interest hereunder will be computed on the basis of the actual number of days elapsed based on a 360-day year.

2.Maker will pay the indebtedness, which includes all accrued interest, evidenced by this Note (the “Indebtedness”) as provided herein.  Absent the occurrence and continuation of an Event of Default (as hereinafter defined), the Indebtedness will be paid as follows:

a.A total of $850,000.00 of the Indebtedness will be paid on or before the first (1st) anniversary of the date of this Note; and

b.The balance of the Indebtedness will be paid on the Maturity Date.

As used herein, the term “Maturity Date” means the earliest of (a) the second (2nd) anniversary of the date of this Note, or (b) upon the occurrence of an Uplisting (as hereafter defined), the fifth day after the occurrence of the Uplisting; and the term “Uplisting” means the listing of shares of the Maker’s common stock on The New York Stock Exchange, The NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or any successor or substantially equivalent national securities exchange.

3.Maker, at its option, may prepay the Indebtedness, in whole or in part, at any time without penalty or fee.

4.All payments to be made in respect of principal, interest, fees or other amounts due from Maker under this Note will be payable on or before 2:00 pm (Pacific Standard Time) on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor will immediately accrue. All such payments will be made to the Holder via either ACH transfer to the Holder’s bank account (as designated from time to time by the Holder) or by check, in lawful money of the United States of America without setoff, counterclaim or other deduction of any nature.  If any payment on this Note will become due on a Saturday, Sunday or a day on which any depository of payments as is designated by the Holder of this Note is authorized or obligated to close, such payment will be made (without penalty) on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment.

5.All payments due under this Note are unconditional. Any payment received by the Holder that is required to be refunded or recovered from Holder as a voidable preference, fraudulent transfer, or is otherwise set aside pursuant to the U.S. Bankruptcy Code (title 11 of the United States Code) or any insolvency or other debtor relief law will not constitute a payment under this Note. Maker’s liability under this Note to make such payment will be reinstated, notwithstanding that this Note may have been marked satisfied and returned to Maker or otherwise canceled, and such payment will be immediately due and payable.

6.The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note:  (a) the nonpayment of any principal, interest or other indebtedness under this Note within ten (10) days when due; (b) the filing by or against the Maker of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Maker, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof); (c) any assignment by the Maker for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Maker; or (d) the entry of a final judgment against the Maker and the failure of the Maker to discharge the judgment within sixty (60) days of the entry thereof.

7.Upon the occurrence and during the continuation of an Event of Default hereunder, any Indebtedness then due and owing to the Holder pursuant to this Note will bear interest at the rate of ten percent (10.00%) per annum, or the highest rate permitted under applicable law if such rate is less than ten percent (10.00%), from the date such Indebtedness becomes due until the date upon which such Indebtedness is paid. Upon the occurrence of an Event of Default: (a) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder will be immediately due and payable without demand or notice of any kind; and (b) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Holder and without demand or notice of any kind, may be accelerated and become immediately due and payable.

8.Neither the failure of the Holder to exercise its right to accelerate this Note when such right will become available, nor any delay or omission on the part of the Holder in exercising any other right hereunder will operate as a waiver of such right or of any other right hereunder. By accepting payment of any sum payable hereunder after its due date, the Holder will not waive his/its rights either to require prompt payment when due of all other sums payable hereunder or to declare an Event of Default hereunder for failure to make prompt payment of such other sums.

9.Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and any other notice of any other kind (other than such notice as is expressly required by applicable law and with respect to which waiver is expressly prohibited by law).

10.If any Event of Default occurs, Maker promises to pay all of Holder's costs and expenses of enforcement and collection, including but not limited to reasonable attorneys’ fees and costs.

11.This Note will be governed by and construed in accordance with the laws of the State of Nevada.

12.If any provision of this Note or any application of such provision will be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability will not affect any other application of such provision or any other provisions hereof which will, to the fullest extent possible, remain in full force and effect.

13.Any notice or demand required or permitted to be made or given hereunder will be deemed sufficiently made and given by personal service, overnight courier or by the mailing of such notice or demand by certified or registered mail, return receipt requested, addressed to the parties hereto at their respective address first above written. Either party may change its address by like notice to the other party.

14.Upon the Maker’s payment in full of all amounts due under this Note by the Maker to the Holder, the Holder will mark this Note “PAID” and return it to the Maker.

15.This Note will be binding upon and inure to the benefit of Holder and its successors and assigns, and will be binding upon Maker and its successors and assigns; provided, however, that no rights or obligations of Maker will be assigned without the prior written consent of Holder.

16.THE MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER HAS BEEN NEGOTIATED AND IS KNOWING AND VOLUNTARY.

IN WITNESS WHEREOF, and intending to be legally bound, Maker has executed this Note as of the date first written above.

[Signature page to follow]

MAKER:

KEYSTAR CORP,

a Nevada corporation

By: /s/ Bruce A. Cassidy

Name: Bruce A. Cassidy

Its: Chairman

AGREED AND APPROVED BY HOLDER:

/s/ John Linss

John Linss